AMENDMENT TO THE
CUSTODY AGREEMENT

THIS AMENDMENT effective as of February 7, 2026 (the “Effective Date”), to the Custody Agreement (the “Agreement”) dated as of August 10, 2023, as amended is entered into by and between PROFESSIONALLY MANAGED PORTFOLIOS, a Massachusetts business trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business in Minneapolis, Minnesota (the “Custodian”).
RECITALS
WHEREAS, the parties have entered into the Agreement; and
WHEREAS, the parties desire to amend the Exhibit for Pabrai in the Agreement to update the exhibit name to be as follows: Exhibit for Dhandho Funds LLC;
WHEREAS, the parties desire to amend the Exhibit for Dhandho Funds LLC in the Agreement to reflect the conversion of Pabrai Wagons Fund from a mutual fund to an ETF;
WHEREAS, the parties desire to amend the fees listed in the Exhibit for Dhandho Funds LLC to reflect the conversion; and
WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.
NOW, THEREFORE, the parties agree as follows:
1.As of the Effective Date, the Exhibit for Pabrai in the Agreement is hereby superseded and replaced in its entirety with the Exhibit for Dhandho Funds LLC attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.
PROFESSIONALLY MANAGED     U.S. BANK NATIONAL ASSOCIATION
PORTFOLIOS

By:            By:
Name:            Name:
Title:            Title:
Date:            Date:

Exhibit for Dhandho Funds LLC
to the
Professionally Management Portfolios Custody Agreement

Name of Series
Pabrai Wagons Fund
Base Fee for Custody Services

The following reflects the greater of the basis point fee or annual minimum1 where Dhandho Funds LLC (the “Adviser”) acts as investment adviser to the fund(s) in the same registered investment company.

Annual Minimum per Fund1                Basis Points on Trust AUM1
$                        First $1b     bp
                            Balance     bp

See Appendix C for Services and Associated Fees in addition to Base Fee
See Appendix D for Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee

Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).

1 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly

APPENDIX C
Custody Services in addition to the Base Fee
Portfolio Transaction Fees1
$– Book entry DTC transaction, Federal Reserve transaction, principal paydown
$– Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
$– Option/SWAPS/future contract written, exercised or expired
$– Mutual fund trade, Margin Variation Wire and outbound Fed wire
$– Physical security transaction
$– Check disbursement (waived if U.S. Bank is Administrator)
$Manual instructions fee. (Additional Per Securities and Cash Transactions)
$Cancellation/Repair fee. (Additional Per Securities and Cash Transactions)
$Per Non-USD wire.
$Per 3rd party FX settled at U.S. Bank
$Monthly charge on zero valued securities (Per ISIN)
$Per Proxy Vote cast.
$Dormant account fee (one year no activity)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
$per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
Class Action Services – 6% of gross proceeds, $100 minimum recovery.
No charge for the initial conversion free receipt if fund is converting from another service provider.
$ per SMA converting into the fund
Overdrafts – charged to the account at prime interest rate plus 2%, unless a line of credit is in place
Third Party lending - Additional fees will apply

1 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades”.

Non Eurobonds rate sheet – below rate is applied on ISINs held at Euroclear plus (in addition to standard 1 basis point charge.) Non Eurobond rate is calculated on any ISIN code listed below held at Euroclear at month end.

Market	Non Eurobond ISIN code	Non Eurobond Rate ISINs held at EOC*
ARGENTINA	AR
AUSTRALIA	AU
BELGIUM	BE
CANADA	CA
CHILE	CL
CZECH REPUBLIC	CZ
DENMARK	DK
FINLAND	FI
FRANCE	FR
GERMANY	DE
GREECE	GG
HOLLAND	NL
HONG KONG	HK
HUNGARY	HU
ISRAEL	IL
ITALY	IT
JAPAN	JP
LUXEMBOURG	LU
MEXICO	MX
NEWZEALAND	NZ
NORWAY	NO
PERU	PE
POLAND	PL
PORTUGAL	PT
ROMANIA	RO
RUSSIA	RU
SINGAPORE	SG
SLOVAK REPUBLIC	SK
SLOVENIA	SI
SPAIN	ES
SOUTH-AFRICA	ZA
SWEDEN	SE
SWITZERLAND	CH
THAILAND	TH
UNITED KINGDOM	GB

APPENDIX D
Additional Global Sub-Custodial Services Annual Fee Schedule
Base Fee
A monthly base fee of $per fund will apply. If no global assets are held within a given month, the monthly base charge will not apply for that month. In addition, the follow may apply. Safekeeping and transaction fees are assessed on security and currency transactions.
Plus:
Global Custody Transaction Fees1
Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)
A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule below)
Global Custody Tax Reclamation Services:
Global Filing: $ per annum
U.S. Domestic Filing: $ per annum (Only ADRs)
3rd Party Tax Service Provider: $ per annum (does not include out of pocket expenses incurred in the fulfillment of requests from the 3rd party)
Any client who does not elect for U.S. Bank Global Custody/3rd Party Tax Services, but elects to pursue relief themselves, would be charged for out of pocket expenses incurred in the fulfillment of the requests.
Miscellaneous Expenses
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
SWIFT reporting and message fees.

1“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina			Hong Kong			Poland
Australia			Hungary			Portugal
Austria			Iceland			Qatar
Bahrain			India			Romania
Bangladesh			Indonesia			Russia
Belgium			Ireland			Saudi Arabia
Bermuda			Israel			Serbia
Botswana			Italy			Singapore
Brazil			Japan			Slovakia
Bulgaria			Jordan			Slovenia
Canada			Kenya			South Africa
Chile			Kuwait			South Korea
China Connect			Latvia			Spain
China (B Shares)			Lithuania			Sri Lanka
Colombia			Luxembourg			Sweden
Costa Rica			Malaysia			Switzerland
Croatia			Malta			Taiwan
Cyprus			Mauritius			Tanzania
Czech Republic			Mexico			Thailand
Denmark			Morocco			Tunisia
Egypt			Namibia			Turkey
Estonia			Netherlands			UAE
Euroclear (Eurobonds)			New Zealand			Uganda
Euroclear (Non-Eurobonds)			Nigeria			Ukraine
Finland			Norway			United Kingdom
France			Oman			Uruguay
Germany			Pakistan			Vietnam
Ghana			Panama			West African Economic Monetary Union (WAEMU)*
Greece			Peru			Zambia
			Philippines			Zimbabwe
*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.

[ADVISER’S SIGNATURE ON NEXT PAGE]

Adviser’s signature below is solely in acknowledgment of the above fee schedule.

Dhandho FUNDS LLC

By: _______________________________
Name:
Title:
Date: